UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 13, 2024, Sanara MedTech Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2024. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, the Company is furnishing a copy of an earnings presentation (the “Presentation”) that the Company intends to use, in whole or in part, in one or more meetings with investors or analysts, including in a webcast on May 14, 2024 at 9:00 a.m. (Eastern Time). A copy of the Presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 furnished hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On May 10, 2024 (the “Effective Date”), Zachary B. Fleming delivered notice to the Board of Directors of the Company (the “Board”) that he is resigning from his position as Chief Executive Officer of the Company, effective immediately. Mr. Fleming’s resignation was not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective as of the Effective Date, Mr. Fleming’s amended and restated employment agreement (the “Fleming Employment Agreement”) terminated, except that certain surviving customary confidentiality provisions and non-disparagement covenants will remain in full force and effect. The Company intends to negotiate a separation agreement (the “Separation Agreement”) with Mr. Fleming to set forth certain separation benefits for Mr. Fleming and provide for certain restrictive covenants in favor of the Company.

In connection with Mr. Fleming’s resignation, the Board modified the vesting provisions of Mr. Fleming’s restricted stock award agreements such that fifty percent (50%) of the unvested shares of restricted stock that have previously been granted to Mr. Fleming under such award agreements shall continue to vest on the same time schedule in the applicable restricted stock agreements; provided that Mr. Fleming enters into the Separation Agreement (which must be acceptable to the Company) and, in lieu of the continued service requirement, Mr. Fleming continues to comply with the continuing provisions of the Fleming Employment Agreement, the restricted stock agreements and the restrictive covenants set forth in the Separation Agreement.

Appointment of New Chief Executive Officer

On May 12, 2024, the Board appointed Ronald T. Nixon, the Company’s Executive Chairman, as the Chief Executive Officer of the Company, effective immediately, to serve in such position until his successor is elected and qualified.

Mr. Nixon, age 68, has been a director of the Company since March 2019 and has served as Executive Chairman of the Board since May 2019. As Executive Chairman, Mr. Nixon has been involved in strategic planning, execution and identifying prospective partnerships and acquisition opportunities for the Company. Mr. Nixon is the Founder and Managing Partner of The Catalyst Group, Inc. (“Catalyst”), a private investment firm that provides growth capital and strategic advisory services to private companies. Mr. Nixon serves on the board of directors of LHC Group, Inc. as well as a number of private companies, including Superior Plant Rentals LLC, Rochal Industries, LLC (“Rochal”), Next Level Medical LLC and Aviditi Advisors LLC. Mr. Nixon also serves on the Engineering Advisory Board for the Cockrell School of Engineering at the University of Texas at Austin. Mr. Nixon holds a Bachelor’s degree in Mechanical Engineering from the University of Texas at Austin and is a registered professional engineer (inactive) in Texas.

There are no arrangements or understandings between Mr. Nixon and any other persons pursuant to which he was selected to serve as the Company’s Chief Executive Officer. There is no family relationship between Mr. Nixon and any director or executive officer of the Company. Other information regarding Mr. Nixon required by Item 404(a) of Regulation S-K was previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2024, and such information is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued May 13, 2024 (furnished pursuant to Item 2.02).
99.2	Investor Presentation (furnished pursuant to Item 2.02).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 13, 2024

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
		Name:	Michael D. McNeil
		Title:	Chief Financial Officer